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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) - June 13, 2002

                                 ---------------

                               GUIDANT CORPORATION
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                            (State of incorporation)

               001-13388                             35-1931722
      (Commission file number)                     (IRS employer
                                                identification no.)

                      111 Monument Circle, 29th Floor 46204
                        Indianapolis, Indiana (Zip code)
                    (Address of principal executive offices)

                                 (317) 971-2000
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

As further described in Company's previous filings, in August, 2001, the Company and Cook Incorporated (Cook) announced that they had entered into an agreement pursuant to which the Company will act as worldwide exclusive distributor for a new paclitaxel-coated coronary stent to be developed and manufactured by Cook. On September 10, 2001, Boston Scientific Corporation (BSC) sent a Notice of Dispute to Cook alleging that Cook's agreement with the Company appears to constitute actual and anticipatory breaches of a License Agreement with Angiotech Pharmaceuticals, Inc. (Angiotech) granting licenses to BSC and Cook. Pursuant to an agreement among the parties, BSC, Cook, and the Company dismissed all proceedings except for a complaint filed by Cook against BSC in the United States District Court for the Northern District of Illinois seeking a finding that the agreement between the Company and Cook is not a breach of the Angiotech license. BSC counterclaimed, alleging breach of contract and the covenant of good faith and fair dealing, seeking damages and injunctive relief preventing Cook from implementing its agreement with Guidant. On June 13, 2002, in ruling on cross-motions for summary judgment, the court held in favor of BSC on the breach issue. The Company believes that Cook intends to appeal the ruling.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Guidant Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDANT CORPORATION

By:     /s/ Keith E. Brauer
Title:  Vice President, Finance and CFO

Date: June 13, 2002